Exhibit 7.03

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them this Schedule 13D (including further amendments thereto) with respect to Class T shares of beneficial interest of Sierra Total Return Fund, and that this Joint Filing Agreement be included as an exhibit to such joint filing.

This Joint Filing Agreement may be executed in one or more counterparts, and each such counterpart shall be an original but all of which, taken together, shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 12th day of June 2017.

MEDLEY LLC

By:	/s/ Seth Taube
Name: Seth Taube
Title: Co-Chief Executive Officer

MEDLEY MANAGEMENT INC.

By:	/s/ Seth Taube
Name: Seth Taube
Title: Co-Chief Executive Officer

MEDLEY GROUP LLC

By:	/s/ Seth Taube
Name: Seth Taube
Title: Member

MEDLEY SEED FUNDING I LLC

By: Medley LLC, its Managing Member

By:	/s/ Seth Taube
Name: Seth Taube
Title: Co-Chief Executive Officer

BROOK TAUBE

/s/ Brook Taube
Name: Brook Taube

SETH TAUBE

/s/ Seth Taube
Name: Seth Taube